EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of NetSuite Inc. for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Zachary Nelson, as Chief Executive Officer of NetSuite Inc. , hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NetSuite Inc.

March 25, 2008	By:	/s/ ZACHARY NELSON
Zachary Nelson President and Chief Executive Officer

In connection with the Annual Report on Form 10-K of NetSuite Inc. for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James McGeever, as Chief Financial Officer of NetSuite Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NetSuite Inc.

March 25, 2008	By:	/s/ JAMES MCGEEVER
James McGeever Chief Financial Officer